Toni Perazzo
Chief Financial Officer
(650) 340-1888                                                                          FOR IMMEDIATE RELEASE

AEROCENTURY CORP. REPORTS SECOND QUARTER RESULTS

(BURLINGAME, CA), August 8, 2007 — AeroCentury Corp. (ASE:ACY), an independent aircraft leasing company, today reported its operating results for the second quarter ended June 30, 2007. As discussed and shown in the tables below, comparative information for the second quarter of 2006 and first six months of 2006 has been restated in connection with the Company’s adoption of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”) and Financial Accounting Standard Board Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities (“FSP AUG AIR-1”).

For the quarter ended June 30, 2007, the Company reported total revenues of $5.0 million compared with revenues of $4.6 million for the same period a year ago. For the six months ended June 30, 2007, the Company reported total revenues of $10.0 million compared with revenues of $9.1 million for the same period a year ago.

The Company reported net income of $463,000 or $0.30 per basic share and $0.29 per diluted share for the second quarter of 2007 compared to a net loss of $(207,000) or $(0.13) per basic and diluted share for the second quarter of 2006. The Company reported net income of $1,437,000 or $0.93 per basic share and $0.91 per diluted share for the six months ended June 30, 2007 compared to a net loss of $(155,000) or $(0.10) per basic and diluted share for the same period a year ago.

Operating lease revenue was approximately $318,000 and $824,000 higher in the three months and six months ended June 30, 2007, respectively, versus the same periods in 2006, primarily because of increased operating lease revenue from aircraft purchased in the fourth quarter of 2006, rent increases for several of the Company’s aircraft, and revenue from several aircraft which had been off lease for part of the 2006 periods. The effect of these increases was partially offset by a decrease in revenue related to aircraft which were off lease for part of the 2007 periods.

Total expenses were approximately $613,000 and $1,438,000 less in the three months and six months ended June 30, 2007, respectively, versus the same periods in 2006, primarily because of the change in maintenance expense from year to year. The Company’s maintenance expense is dependent on the aggregate maintenance claims submitted by lessees and expenses incurred in connection with off-lease aircraft. As a result of lower total lessee claims and less expense incurred for off-lease aircraft in 2007, the Company incurred approximately $944,000 and $1,811,000 less in maintenance expense in the three months and six months ended June 30, 2007, respectively, versus the same periods in 2006.

Due to the recent adoption of FSP AUG AIR-1, the Company was required to discontinue the accrue-in-advance method of accounting for planned major maintenance for financial reporting periods beginning on January 1, 2007. The Company has adopted the direct expensing method, under which actual costs incurred are expensed directly when maintenance is performed and the accrual of non-refundable maintenance reserves from the Company’s lessees for planned major maintenance is reflected as income. Because the net effect of recognizing income when maintenance reserves are received and accruing maintenance expense as incurred within any given period will vary, it is likely that the new accounting method will result in uneven effects on the Company’s results of operations.

AeroCentury is an aircraft operating lessor and finance company specializing in leasing regional aircraft and engines utilizing triple net leases. The Company’s aircraft and engines are on lease to regional airlines and commercial users worldwide.
(See tables following.)

AeroCentury Corp.
Selected Financial Information
(Unaudited)

	For the Quarter Ended June 30, 2007		For the Quarter Ended June 30, 2006 (as restated)	For the Six Months Ended June 30, 2007		For the Six Months Ended June 30, 2006 (as restated)
Summary of Operations:
Operating lease revenue	$4,151,770		$3,833,940	$8,358,610		$7,534,940
Maintenance reserves income	846,940		756,480	1,674,310		1,548,230
Gain on sale of aircraft	-		33,690	-		33,690
Other	1,110		3,810	8,480		(5,320)
Total revenues	4,999,820		4,627,920	10,041,400		9,111,540

Depreciation	1,258,260		1,160,170	2,493,070		2,315,180
Interest	1,424,080		1,251,370	2,645,780		2,415,630
Management fees	683,770		683,300	1,367,170		1,379,640
Maintenance	700,550		1,644,060	925,890		2,736,540
Professional fees and general and administrative	184,000		122,690	352,520		288,770
Insurance expense	48,720		51,210	75,440		129,250
Bad debt expense	-		-	15,690		48,820
Total expenses	4,299,380		4,912,800	7,875,560		9,313,830

Income/(loss) before taxes	700,440		(284,880)	2,165,840		(202,290)
Tax provision	237,180		(78,030)	728,820		(46,940)
Net income/(loss)	$463,260		$(206,850)	$1,437,020		$(155,350)
Weighted average common shares outstanding	1,543,257		1,543,257	1,543,257		1,543,257
Weighted average diluted common shares outstanding	1,601,423		1,543,257	1,572,502		$1,543,257
Basic earnings per share	$0.30	$	(0.13)	$0.93	$	(0.10)
Diluted earnings per share	$0.29	$	(0.13)	$0.91	$	(0.10)

Summary Balance Sheet:			June 30, 2007	June 30, 2006 (as restated)

Total assets			$108,314,090	$95,258,150
Total liabilities			$78,920,280	$69,828,020
Shareholders’ equity			$29,393,810	$25,430,130

Effect of SAB 108 on
Statement of Operations
For the three month and six months ended June 30, 2006

	For the Three Months Ended June 30, 2006			For the Six Months Ended June 30, 2006
	As reported previously	As adjusted under SAB 108	Increase/ (decrease) effect of change	As reported previously	As adjusted under SAB 108	Increase/ (decrease) effect of change
Operating lease revenue	$3,833,940	$3,833,940	$-	$7,534,940	$7,534,940	$-
Maintenance reserves income	-	-	-	-	-	-
Gain on sale of aircraft	408,840	408,840	-	408,840	408,840
Other	3,810	3,810	-	2,391,190	2,391,190	-
	4,246,590	4,246,590	-	10,334,970	10,334,970	-

Depreciation	1,230,770	1,224,770	(6,000)	2,460,960	2,448,970	(11,990)
Interest	1,251,370	1,251,370	-	2,415,630	2,415,630	-
Management fees	685,100	683,300	(1,800)	1,383,250	1,379,640	(3,610)
Maintenance	779,490	779,490	-	3,333,320	3,333,320	-
Professional fees and other	173,900	173,900	-	466,840	466,840	-
	4,120,630	4,112,830	(7,800)	10,060,000	10,044,400	(15,600)

Income before taxes	125,960	133,760	7,800	274,970	290,570	15,600
Tax provision	40,360	51,560	11,200	84,380	106,790	22,410
Net income	$85,600	$82,200	$(3,400)	$190,590	$183,780	$(6,810)
Earnings per share:
Basic	$0.06	$0.05	$(0.01)	$0.12	$0.12	$-
Diluted	$0.06	$0.05	$(0.01)	$0.12	$0.12	$-

Effect of FSP AUG AIR-1 on
Statement of Operations
For the three month and six months ended June 30, 2006

	For the Three Months Ended June 30, 2006			For the Six Months Ended June 30, 2006
	As adjusted under SAB 108	As reported under FSP AUG AIR-1	Increase/ (decrease) effect of change	As adjusted under SAB 108	As reported under FSP AUG AIR-1	Increase/ (decrease) effect of change
Operating lease revenue	$3,833,940	$3,833,940	$-	$7,534,940	$7,534,940	$-
Maintenance reserves income	-	756,480	756,480	-	1,548,230	1,548,230
Gain on sale of aircraft	408,840	33,690	(375,150)	408,840	33,690	(375,150)
Other	3,810	3,810	-	2,391,190	(5,320)	(2,396,510)
	4,246,590	4,627,920	381,330	10,334,970	9,111,540	(1,223,430)

Depreciation	1,224,770	1,160,170	(64,600)	2,448,970	2,315,180	(133,790)
Interest	1,251,370	1,251,370	-	2,415,630	2,415,630	-
Management fees	683,300	683,300	-	1,379,640	1,379,640	-
Maintenance	779,490	1,644,060	864,570	3,333,320	2,736,540	(596,780)
Professional fees and other	173,900	173,900	-	466,840	466,840	-
	4,112,830	4,912,800	799,970	10,044,400	9,313,830	(730,570)

Income before taxes	133,760	(284,880)	(418,640)	290,570	(202,290)	(492,860)
Tax provision	51,560	(78,030)	(129,590)	106,790	(46,940)	(153,730)
Net income	$82,200	$(206,850)	$(289,050)	$183,780	$(155,350)	$(339,130)
Earnings per share
Basic	$0.05	$(0.13)	$(0.19)	$0.12	$(0.10)	$(0.22)
Diluted	$0.05	$(0.13)	$(0.19)	$0.12	$(0.10)	$(0.22)

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